As filed with the Securities and Exchange Commission on September 12, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9, 2005

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On September 9, 2005, B&G Foods, Inc. (the “Company”) entered into the Second Amendment to its Revolving Credit Agreement, dated as of October 14, 2004, between the Company, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc., as arranger, The Bank of New York, as documentation agent, Bank of America, N.A. (successor by merger to Fleet National Bank), as syndication agent and Lehman Commercial Paper Inc., as administrative agent.

The Second Amendment revises the definitions of “Consolidated Leverage Ratio” and “Consolidated Senior Debt” to incorporate a new defined term, “Consolidated Net Debt.”  The Second Amendment affects the calculation of two financial covenants, “Consolidated Leverage Ratio” and “Consolidated Senior Leverage Ratio,” which following the Second Amendment are calculated using Consolidated Net Debt instead of Consolidated Total Debt.  Consolidated Net Debt is generally defined as Consolidated Total Debt (as defined in the Revolving Credit Agreement) (a) increased by (1) the amount of all accrued and unpaid dividends on any series of capital stock of the Company, (2) the amount of interest expected to be due and payable by the Company on its 12% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”) at the next regularly scheduled quarterly interest payment date, and (3) all accrued interest, if any, on the Senior Subordinated Notes with respect to prior regularly scheduled interest payment dates that remains unpaid as of such date, and (b) reduced by the amount of cash and cash equivalents of the Company and its subsidiaries at such date.

The full text of the Second Amendment to the Revolving Credit Agreement is attached as Exhibit 10.1 to this report.  Affiliates of some of the lenders, the agents and the arranger parties to the Revolving Credit Agreement have provided, and may continue to provide, from time to time investment banking, advisory, trustee and other services to the Company for customary fees and expenses in the ordinary course of their business.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

10.1         Second Amendment, dated as of September 9, 2005, to Revolving Credit Agreement, among B&G Foods, Inc., as Borrower, Lehman Commercial Paper, Inc., as Administrative Agent, and the Lenders parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 9, 2005	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Second Amendment, dated as of September 9, 2005, to Revolving Credit Agreement, among B&G Foods, Inc., as Borrower, Lehman Commercial Paper, Inc., as Administrative Agent, and the Lenders parties thereto.